PARTICIPATION AGREEMENT

Among

PUTNAM VARIABLE TRUST

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

And

FIRST SECURITY BENEFIT LIFE INSURANCE

AND ANNUITY COMPANY OF NEW YORK

THIS AGREEMENT, made and entered into as of this 28th day of November, 2012, among FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK (the “Company”), a stock life insurance company organized under the laws of the State of New York, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as such Schedule may be updated from time to time for the convenience of the parties (each such account hereinafter referred to as the “Account”), PUTNAM VARIABLE TRUST (the “Trust”), a Massachusetts business trust, and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the “Underwriter”), a Massachusetts limited partnership.

WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a “Fund” and each representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated December 29, 1993 (File No. 812-8612), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the “Shared Funding Exemptive Order”); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act and any applicable state securities and insurance law; and

WHEREAS, each Account is a duly organized, validly existing segregated asset separate account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to one or more variable annuity contracts (the “Contracts”, the Contract(s) and the Account(s) covered by the Agreement are specified in Schedule A); and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Funds (“Authorized Funds,” the Authorized Funds covered by the Agreement are specified in Schedule B) on behalf of each Account to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust and the Underwriter agree as follows:

ARTICLE I. Sale of Trust Shares

1.1 The Underwriter agrees, subject to the Trust’s rights under Section 1.2 and otherwise under this Agreement, to sell to the Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. The initial Authorized Funds are set forth in Schedule B, as such schedule is amended from time to time.

1.2 The Trust agrees to make its shares available for purchase at the applicable net asset value per share by the Company for their separate Accounts listed on Schedule A, on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust. Notwithstanding the foregoing, the Trustees of the Trust (the “Trustees”) may refuse to sell shares of any Fund to the Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.

1.3 The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

1.4 The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by the close of trading on the New York Stock Exchange on a day shall constitute receipt by the Trust on that day; provided that the Trust receives written (or facsimile) notice of such request for redemption by 9:30 a.m., Eastern time, on the next following Business Day. In connection with the foregoing and Section 1.1 above, the Company agrees to provide information, at the Underwriter’s reasonable request, on its late trading controls procedures, and the Company represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Trust after the close of trading on the New York Stock Exchange on a day for trades that will be based on the net asset value determined as of the close of trading on the New York Stock Exchange on such day.

1.5 The Company agrees that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds. As such, the Company agrees on its own behalf, and on behalf of any designee of the Company, to systematically review and identify activity that might be construed as market timing and restrict activity of any Contract owner identified, either by the Trust, the Underwriter, the Company, or its designee, as a market timer. The parties acknowledge and agree that the transactions contemplated under this Agreement shall be subject to the provisions of the Rule 22c-2 Agreement dated as of this date and entered into by and among Underwriter, Company and Putnam Investor Services, Inc.

1.6 The Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

1.7 The Company shall pay for Trust shares on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

1.8 Issuance and transfer of the Trust’s shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded as instructed by the Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9 The Underwriter shall furnish prompt notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Trust’s shares by the record date, but in no event later than 6:00 p.m. Eastern Time on the ex-dividend date. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10 The Underwriter shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that

(a) at all times during the term of this Agreement the Contracts are or will be registered under the 1933 Act; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts; and

(b) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.2 The Trust represents and warrants that

(a) at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to the Company in compliance with all applicable laws, subject to the terms of Section 2.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with their sale by the Trust to the Company and only as required by Section 2.4;

(b) it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and

(c) it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.3 The Underwriter represents and warrants that (a) it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC; and (b) the Trust will maintain its qualification as a Regulated Investment Company under Subchapter M of the Code. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.4 Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sales of shares directly to the Company through the Underwriter. The Trust shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.

2.5 The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1 The Trust shall provide such documentation (including a camera-ready copy of its prospectus or typeset electronic document) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust’s prospectus printed together in one or more documents (such printing to be at the Company’s expense).

3.2 The Trust’s prospectus shall state that the Statement of Additional Information (the “Statement”) for the Trust is available from the Underwriter or its designee (or in the Trust’s discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

3.3 The Trust, at its expense, shall provide the Company with as many printed copies of the current prospectus(es), Statement, reports to shareholders, proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners.

3.4 The Company shall vote all Trust shares as required by law and the Shared Funding Exemptive Order. The Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

3.5 The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1 Without limiting the scope or effect of Section 4.2 hereof, the Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material (as defined hereafter) in which the Trust, its investment adviser or the Underwriter is named. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.

4.3 The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which the Company and/or its separate account(s) is named. No such material shall be used if the Company or its designee objects to such use within five Business Days after receipt of such material.

4.4 Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as is required by law.

4.5 For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.

ARTICLE V. Fees and Expenses

5.1 Except as provided in Article VI, the Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement.

5.2 All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule C hereof.

ARTICLE VI. Service Fees

6.1 So long as the Company complies with its obligations in this Article VI, the Underwriter shall pay the Company a service fee (the “Service Fee”) on shares of the Funds held in the Accounts at the annual rates specified in Schedule B (excluding any accounts for the Company’s own corporate retirement plans), subject to Section 6.2 hereof.

6.2 The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund’s Distribution Plan, which may be varied or discontinued at any time and hereby waives the right to receive such Service Fee payments with respect to the Fund if the Fund ceases to pay 12b-1 fees to the Underwriter.

6.3 (a) The Company’s failure to provide the services described in Section 6.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and

(b) the Underwriter may, without the consent of the Company, amend this Article VI to change the terms of the Service Fee payments with prior written notice to the Company if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board of Trustees of the Trust acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, determine it is necessary and in the best interests of the shareholders of such Funds.

6.4 The Company will provide the following administrative services to the Contract Owners purchasing Fund shares:

(i) Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

(ii) Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;

(iii) Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;

(iv) Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

(v) Assisting in processing purchase and redemption transactions; and

(vi) Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

The Company will support the Underwriter’s marketing efforts by granting reasonable requests for visits to the Company’s offices by representatives of the Underwriter.

6.5 The Company’s compliance with the service requirement set forth in this Agreement will be evaluated from time to time by monitoring redemption levels of Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.

6.6 The provisions of this Article VI shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VI may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.

6.7 The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Company under this Article VI and the purposes for which such expenditures were made.

6.8 Notwithstanding the termination of this Agreement, the Underwriter will continue to pay the Service Fees in accordance with this Article VI as long as assets of the Accounts remain in a Fund, provided that: (a) such continued payment is permitted under applicable law and regulation; (b) the continuance of the agreement constituted by this Section 6.8 and such other provisions of the Agreement as survive the termination of this Agreement (collectively the “Continuing Agreement”), including Section 6.4, is approved annually by the Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect interest in the continuance of such payment (“Independent Trustees”); (c) any reports required by Rule 12b-1(b)(3)(ii) under the 1940 Act relating to the Continuing Agreement are made in accordance therewith; (d) the Continuing Agreement terminates automatically in the event of its assignment; (e) the Continuing Agreement may be terminated at any time by a vote of the majority of Independent Trustees; and (f) the Company continues to provide the services described in Section 6.4 of the Agreement. The Underwriter will promptly provide written notice to the Principal Executive Officer and the Treasurer of the Trust upon termination of this Agreement or the Continuing Agreement.

ARTICLE VII. Diversification

7.1 The Underwriter will cause (or will ensure that its affiliates will cause) each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of Treas. Reg. § 1.817-5(b)(1) or (2). In the event of a breach of this Article VII by the Trust, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance with the grace period afforded by Regulation 1.817-5.

ARTICLE VIII. Potential Conflicts

8.1 The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

8.2 The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

8.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at the Company’s expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

8.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust’s election, to withdraw the affected Account’s investment in one or more portfolios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (or redemption) of shares of the Trust.

8.5 If a material irreconcilable conflict arises because of a particular state insurance regulator’s decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then the Company may be required, at the Trust’s direction, to withdraw the affected Account’s investment in one or more Authorized Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

8.6 For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account’s investment in one or more Authorized Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

8.7 The responsibility to take remedial action in the event of the Trustees’ determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of the Company, and the obligation of the Company set forth in this Article VIII shall be carried out with a view only to the interests of Contract owners.

8.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 8.1, 8.2, 8.3, 8.4 and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.9 The Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by the Company.

ARTICLE IX. Indemnification

9.1 Indemnification by the Company

9.1 (a) The Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or Statement for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or Statement for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust’s registration statement or prospectus, Statement or in sales literature for Trust shares not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, Statement or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of the Company; or

(iv) arise out of or result from any breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

9.1 (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

9.1 (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1 (d) The Underwriter shall promptly notify the Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

9.1 (e) The provisions of this Section 9.1 shall survive any termination of this Agreement.

9.2 Indemnification by the Underwriter

9.2 (a) The Underwriter shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the registration statement, prospectus, Statement or sales literature for the Contracts not supplied by the Underwriter or persons under its control) of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, Statement or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter; or

(iv) arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

9.2 (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

9.2 (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2 (d) The Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.

9.2 (e) The provisions of this Section 9.2 shall survive any termination of this Agreement.

9.3 Indemnification by the Trust

9.3 (a) The Trust shall indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus and Statement of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the registration statement, prospectus, or Statement for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

9.3 (b) The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

9.3 (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3 (d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

9.3 (e) The provisions of this Section 9.3 shall survive any termination of this Agreement.

ARTICLE X. Applicable Law

10.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

10.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1 This Agreement shall terminate:

(a) at the option of any party upon 180 days advance written notice to the other parties; or

(b) at the option of the Trust or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the FINRA, the Securities and Exchange Commission, the Insurance Commissioner of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust or the Underwriter determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(c) at the option of the Company in the event that formal administrative proceedings are instituted against the Trust or Underwriter by the FINRA, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Trust to the Company, provided, however, that the Company determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Underwriter to perform its obligations under this Agreement; or

(d) with respect to any Fund and any Account, upon any necessary regulatory approvals and/or requisite vote of the Contract owners having an interest in such Account (or any subaccount) to the substitution of the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 30 days’ prior written notice to the Trust of the date of any substitution to replace Fund shares of the Trust; or

(e) with respect to any Authorized Fund, upon 30 days advance written notice from the Underwriter to the Company, upon a decision by the Underwriter to cease offering shares of the Fund for sale.

11.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1 (a) may be exercised for any reason or for no reason.

11.3 No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XI.

11.4 Notwithstanding any termination of this Agreement, subject to Section 1.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, subject to Section 1.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any termination under Article VIII and the effect of such Article VIII termination shall be governed by Article VIII of this Agreement.

11.5 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company’s assets held in either Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally required Redemption”). Upon request, the Company will promptly furnish to the Trust and the Underwriter reasonable assurance (which shall be reasonably satisfactory to the Trust), to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, subject to Section 1.2 of this Agreement, the Company shall not prevent Contract owners from allocating payments to an Authorized Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do.

11.6 This Agreement or any of the rights and obligations hereunder may not be assigned or amended by any party without the prior written consent of all parties hereto.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

One Post Office Square

Boston, MA 02109

Attention:

If to the Underwriter:

One Post Office Square

Boston, MA 02109

Attention: General Counsel

If to the Company:

Security Benefit Life Insurance and

Annuity Company of New York

Attention: General Counsel

One Security Benefit Place

Topeka, Kansas 66636-0001

ARTICLE XIII. Miscellaneous

13.1 A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VII, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

13.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.7 Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party’s behalf.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
By its authorized officer,

ROGER OFFERMANN
Name: Roger Offermann
Title: Senior Vice President

PUTNAM VARIABLE TRUST
By its authorized officer,

JONATHAN S. HORWITZ
Name: Jonathan S. Horwitz
Title: EVP of Funds

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
By its authorized officer,

MARK CONEENY
Name: Mark Coneeny
Title: Hd. of Rel. Mgmt.

SCHEDULE A

Separate Accounts

Name of Separate Account	Contracts Funded by Separate Account
Variable Annuity Account A	AdvisorDesigns EliteDesigns

Variable Annuity Account B	AdvanceDesigns SecureDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

SCHEDULE B

Authorized Fund(s) and Administrative Service Fee(s)

Authorized Fund(s)	Administrative Service Fee
All Putnam Variable Trust Class IB Portfolios	0.25%

SCHEDULE C

EXPENSES

The Trust and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios. The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense(1)(2)
Trust Prospectus	Printing and Distribution (including postage)

Trust- Current contract owners as of the time of the scheduled Trust prospectus annual update mailing (“Evergreen”) (Company may choose to do the printing at Trust’s expense)

Underwriter – Current contract owners, excluding Evergreen updates. (Company may choose to do the printing at Trust’s expense)

Prospective - Company

Trust Prospectus Supplements and SAI Supplements	Printing and Distribution (including postage)	Trust – Current, as required by applicable law (Company may choose to do the printing at Trust’s expense)

Trust SAI	Printing and Distribution (including postage)	Trust - Current

Proxy Material for Trust	Printing, Distribution to Current (including postage), tabulation and solicitation	Trust-Current

Trust Annual & Semi-Annual Report	Printing and Distribution (including postage)	Trust – Current (Company may choose to do the printing at Trust’s expense)

Contract Prospectus	Printing and Distribution (including postage)	Company

Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company

Contract SAI	Printing and Distribution (including postage)	Company

Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Trust – Trust If Required by Company – Company

Item	Function	Party Responsible for Expense(1)(2)
Operations of the Trust	All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Trust, and expenses paid or assumed by a Trust pursuant to any Rule 12b-1 plan	Trust

Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

(1)

The Company may request that the Trust provide typeset electronic document files of such documents for use with Contract owners. The Company may choose to print the Trust’s prospectus(es), Statement, and semi-annual and annual reports, or any of such documents, separately or in combination with such documents of other fund companies; or may utilize electronic delivery for such fund documents. In this case, the Trust’s share of the total expense for printing, mailing, and distribution of the combined materials or of electronic delivery of such materials shall be allocated based upon the methodology deemed reasonable and appropriate by the Company and approved by the Trust.

(2)

The Company will bill the Trust only for the “reasonable” costs of printing and distribution of the prospectus, Statement, supplements, proxies, reports or other communications (collectively, “Reports”). For purposes of this Agreement “reasonable” costs shall be based on the costs of printing and delivering (including electronic delivery) incurred by the Trust to print and distribute these types of Reports.

AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

RULE 30e-3

First Security Benefit Life Insurance and Annuity Company of New York (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and Putnam Variable Trust (the “Fund”), a Massachusetts business trust, and Putnam Retail Management Limited Partnership (the “Adviser”), a Massachusetts limited partnership, have entered into a Participation Agreement, effective as of November 28, 2012, as amended (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Fund, and Adviser (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund and Adviser are responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company access to the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Adviser hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments (if applicable); and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e-3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund and the Adviser shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Fund and the Adviser shall be responsible for providing access to the Required Materials to the Company as soon as practicable after filing with the SEC but no later than fifty-five (55) days after the close of the period for which the Required Materials are being made. The Fund and the Adviser shall provide access to the Required Materials via the website identified in Exhibit 2 (the “Fund Website”). Without limiting the generality of the foregoing in any manner, the Fund and the Adviser shall be responsible for ensuring that the Required Materials:

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(a)

Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts. Should any such applicable standard, rule, or regulation inadvertently not be met, the Fund and Adviser shall promptly take corrective steps upon discovery; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Should such statement or omission inadvertently occur, the Trust shall promptly take corrective steps upon discovery.

3.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and Adviser.

4.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

5.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

6.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

7.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 5 and 6 above, the Fund and the Adviser shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request semi-annually, with expenses to be borne in accordance with Schedule C of the Participation Agreement. If requested by the Company in lieu thereof, the Fund and the Adviser shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses. Periodically, the Fund and/or Adviser shall review the fees billed, including but not limited to any website hosting fees or 30e-3 Notice fees, to determine whether the costs are reasonable; if the Fund and/or Adviser deem them to be unreasonable, the Parties agree to negotiate in good faith to make changes to the expenses billed to the Fund and/or Adviser.

8.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. Schedule C of the Participation Agreement is hereby amended to include the following information:

Item	Function	Party Responsible for Expense

30e-3 Notice	Printing and postage	Fund (Company may choose to do the printing at Fund’s expense)

30e-3 Required Materials	Distribution (including website hosting and maintenance)	Fund

Periodically, the Funds and/or Adviser shall review the fees billed, including but not limited to any website hosting or notice fee, to determine whether the costs are reasonable, and if the Funds and/or Adviser deem them to be unreasonable, the Parties agree to negotiate in good faith to make changes to the expenses billed to the Funds and/or Adviser.

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9.	Construction of this Amendment; Participation Agreement.

(a)

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

(b)

This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c)	Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

10.	Indemnification. The Parties agree that the indemnification provision in the Participation Agreement applies to the Parties’ duties and obligations under this Amendment.

11.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original. The parties agree that this Amendment may be electronically signed and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for all purposes, including enforceability and admissibility.

12.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK		PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:	DOUGLAS WOLFF	By:	MARK CONEENY

Print Name:	Douglas Wolff	Print Name:	Mark Coneeny

Title:	President	Title:	Head of Relationship Management

PUTNAM VARIABLE TRUST

By:	JONATHAN S. HORWITZ

Print Name:	Jonathan S. Horwitz

Title:	Exec VP and Principal Executive Officer

3

EXHIBIT 1

Specified Website

https://dfinview.com/SecurityBenefit?site=FSBL

4

EXHIBIT 2

Fund Website

https://www.putnam.com/individual/annuities/

5

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

RULE 498A

First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), on its own behalf and on behalf of each separate account of the Company as set forth in Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and Putnam Variable Trust (the “Trust”), a Massachusetts business trust, and Putnam Retail Management Limited Partnership (the “Underwriter”), a Massachusetts limited partnership have entered into a participation agreement dated November 28, 2012, as amended (the “Participation Agreement”), whereby the Company invests in series of shares of the Trust (the “Funds”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 2 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Trust, and the Underwriter (collectively, the “Parties”), and is effective as of July 12, 2023 (the “Effective Date”).

RECITALS

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act (“Rule 498A” or the “Rule”)) for the Funds be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Fund Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that certain Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the summary prospectus for the Variable Contracts, and the Company intends to host said websites; and

WHEREAS, the Company cannot host such websites in compliance with Rule 498A unless the Trust prepares and provides the Fund Documents that are specified in the Rule;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Trust, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.

Website Posting and Availability of Fund Documents. The Company shall host and maintain the websites specified in paragraph (j)(1)(iii) of Rule 498A, so that the documents listed below in (a) through (d) (collectively, “Fund Documents”) are publicly accessible, free of charge, at those websites, in accordance with the conditions set forth in that paragraph, provided that the Fund and Underwriter fulfill their obligations under this Amendment.

a.	Summary Prospectus for the Funds;

b.	Statutory Prospectus for the Funds;

c.	Statement of Additional Information (“SAI”) for the Funds; and

d.	Most Recent Annual and Semi-Annual Reports to Shareholders for the Portfolios.

2.

Timely Provision of Fund Documents. The Trust and the Underwriter shall send to rpsupport@dfinsolutions.com or provide access to via the website set forth in Exhibit 1 to this Amendment, a .pdf file of the Fund Documents as soon as practicable after filing with the SEC and on a timely basis to facilitate the required website posting. The Trust and the Underwriter shall notify the Company if (1) the Trust and the Underwriter are unable to make the Fund Documents available on the website for any reason, and/or (2) the website URL changes. The Trust and the Underwriter shall provide updated versions of Fund Documents as necessary, to facilitate a continuous offering of the Variable Contracts.

1

3.

Content of Fund Documents. The Trust and the Underwriter shall be responsible for the content of the Fund Documents, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, the Trust and the Underwriter shall be responsible for ensuring that the Fund Documents:

a.

Meet the applicable standards of the 1933 Act, the Security Exchange Act of 1934, as amended, the 1940 Act, and all rules and regulations under those Acts; Should any such applicable standard, rule or regulation inadvertently not be met, the Trust and Underwriter shall promptly take corrective steps upon discovery; and

b.

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Should such statement or omission inadvertently occur, the Trust shall promptly take corrective steps upon discovery.

4.

Format of Fund Documents. The Trust and the Underwriter shall provide the Fund Documents to the Company in accordance with Section 2, in an electronic format that is suitable for website posting, and in a format or formats that meet the requirements of sections (h)(2)(i), (h)(2)(ii), and (h)(3) of Rule 498A.

5.

Provision of Fund Documents for Paper Delivery. To satisfy Contract Owner requests under paragraphs (i)(1) and (j)(3) of Rule 498A, the Trust and the Underwriter shall provide the Fund Documents (including a print-ready .pdf or an electronic copy in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Fund Documents printed together in a single document or printed individually by the Company if it so chooses.

6.	Expenses. Rule 498A expenses shall be borne in accordance with the following schedule:

Item	Function	Party Responsible for Expense
498A Fund Documents	Website Hosting and Maintenance	Fund

7.

Use of Summary Prospectuses. The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement. The Trust and Underwriter shall ensure that a summary prospectus is used for the Funds.

8.

Fund Expense and Performance Data. Upon request by the Company, the Trust shall provide such data regarding each Fund’s expense ratios and investment performance to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the forgoing, the Trust shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Variable Contracts (and as otherwise reasonably requested by the Company):

a.

the gross “Annual Portfolio Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and

b.

the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Fund calculated in accordance with Item 3 of Form N- 1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6)), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Fund (or the Trust); and

2

c.

the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for 1-, 5-, and 10-year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6)); and

d.	The name of the investment adviser(s) and sub-adviser(s) of each Fund, if any.

9.

Compliance with Rule 38a-1. The Trust and Underwriter represent and warrant that each does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

10.	Construction of this Amendment; Participation Agreement.

a.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 498A under the 1933 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

b.

To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

c.	Capitalized and other terms used in this Amendment shall have the meaning given to them in the Agreement, unless otherwise defined herein.

11.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date first set forth above.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK		PUTNAM VARIABLE TRUST

By:	ROGER OFFERMANN	By:	JONATHAN S. HORWITZ

Print Name:	Roger Offermann	Print Name:	Jonathan S. Horwitz

Title:	Actuary/CPO, SR VP	Title:	Executive Vice President, Principal Executive Officer, and Compliance Liaison

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

		By:	MARK CONEENY

		Print Name:	Mark Coneeny

		Title:	Head of Relationship Management

3

Exhibit 1

https://www.putnam.com/individual/annuities/

4

100 Federal Street

Boston, MA 02110

AMENDMENT TO PARTICIPATION AGREEMENT

You (the “Company”) have previously entered into a Participation Agreement (the “Participation Agreement”) with Putnam Variable Trust and Putnam Retail Management Limited Partnership (“PRM”). This Amendment to the Participation Agreement (the “Amendment”) hereby amends the Participation Agreement effective upon its mailing to the Company. All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Participation Agreement.

WHEREAS, the parties desire to amend the Participation Agreement in order to provide for its continuation upon the sale by Great-West Lifeco Inc. of Putnam U.S. Holdings I, LLC (“Putnam Holdings”), the parent company of PRM, to a subsidiary of Franklin Resources, Inc., operating as Franklin Templeton (“Franklin Templeton”).

NOW, THEREFORE, in consideration of the mutual promises in the Participation Agreement, and for other good and valuable consideration, the parties hereto agree to amend the Participation Agreement to include the following provisions:

1.	Section 6.6 of the Participation Agreement shall be amended by adding the following second paragraph to the Section:

“Company hereby acknowledges that Franklin Templeton has signed a definitive agreement for a subsidiary of Franklin Templeton to acquire Putnam Holdings, the parent company of PRM, from Great-West Lifeco and that such transaction (the “Transaction”) would constitute an “assignment” of this Agreement within the meaning of Section 6.6. Notwithstanding the provisions of this Section 6.6, the parties hereby agree that this Agreement shall not terminate and shall continue in full force and effect after closing of the Transaction.”

2.	This Amendment to the Participation Agreement shall become effective as of the closing of the Transaction.

3.

All other terms of the Participation Agreement remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the existing Participation Agreement, this Amendment shall govern.

4.	This Amendment and the rights and obligations of the parties hereunder shall be governed and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, PRM has caused this Amendment to the Participation Agreement to be executed by its duly authorized officer.

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:	MARK CONEENY

Name:	Mark Coneeny

Title:	Head of Relationship Management

Date:	July 31, 2023